UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2005

American Financial Realty Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31678	020604479
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1725 The Fairway, Jenkintown, Pennsylvania		19046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-887-2280

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 22, 2005, American Financial Realty Trust announced that it has completed its previously announced acquisition of a major portfolio of properties from Regions Financial Corporation and certain affiliates. The Company acquired the portfolio for a purchase price of approximately $109 million, excluding transaction-related expenses. Regions Bank will lease back from the Company approximately 1 million square feet, or 34%, of the portfolio for a term of 15 years. A press release announcing this transaction is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Financial Realty Trust

June 23, 2005	By:	Edward J. Matey Jr.

Name: Edward J. Matey Jr.
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated June 22, 2005 of American Financial Realty Trust, furnished in accordance with Item 8.01 of this Current Report on Form 8-K.